EXHIBIT 99.1
Vital Energy Reports First-Quarter 2024 Financial and Operating Results
Company sets quarterly total and oil production records with capital investments below expectations
TULSA, OK - May 8, 2024 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today reported first-quarter 2024 financial and operating results. Supplemental slides have been posted to the Company's website and can be found at www.vitalenergy.com. A conference call and webcast is planned for 7:30 a.m. CT, Thursday, May 9, 2024. Participation details can be found within this release.
First-Quarter 2024 Highlights
•Execution of business plan and successful integration of acquired properties drove record production and higher-than-expected cash flows
•Reported 1Q-24 net loss of $66.1 million, Adjusted Net Income1 of $68.1 million and cash flows from operating activities of $158.6 million
•Generated 1Q-24 Consolidated EBITDAX1 of $301.3 million and Adjusted Free Cash Flow1 of $43.3 million
•Reported record 1Q-24 total and oil production that exceeded the high-end of guidance, producing 124.7 thousand barrels of oil equivalent per day ("MBOE/d") and 58.5 thousand barrels of oil per day ("MBO/d"), respectively
•Production outperformance attributed to a 20-well package of long-lateral wells in W. Glasscock County being completed ahead of schedule and outperforming initial production expectations
•Drilled three horseshoe wells in Upton County, one of which is believed to have set an industry record with a total measured depth of 23,650'
•Reported 1Q-24 capital investments of $217.9 million, excluding non-budgeted acquisitions and leasehold expenditures
•Issued $800.0 million of senior unsecured notes due 2032 at 7.875% (subsequent to quarter end, issued an additional $200.0 million of these notes) and utilized proceeds in March and April 2024 to redeem all 10.125% notes due in 2028 and $197.6 million of 9.75% notes due 2030, resulting in annualized interest expense savings of $11 million
"We continued our trend of delivering strong financial and operational results while successfully integrating recent acquisitions," stated Jason Pigott, President and Chief Executive Officer. "Our focus on capital-efficient development is driving sustainable gains in well productivity and lowering capital costs. Results in the Southern Delaware position we built last year are far exceeding industry results. Recent success drilling horseshoe

1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.

wells in the Midland Basin is expected to significantly increase returns on a large portion of our inventory. Our team has repeatedly demonstrated their ability to identify accretive transactions and apply our operational practices to create long-term value, enhance cash flows and strengthen our balance sheet."
First-Quarter 2024 Financial and Operations Summary
Financial Results. The Company reported a net loss of $66.1 million, or $(1.87) per diluted share, and Adjusted Net Income of $68.1 million, or $1.84 per adjusted diluted share. Cash flows from operating activities were $158.6 million and Consolidated EBITDAX was $301.3 million.
Production. Vital Energy's first quarter total and oil production set Company records, averaging 124,719 BOE/d and 58,534 BO/d, respectively. Production volumes benefited from both accelerated timing and production outperformance from a 20-well package in W. Glasscock County and outperformance from a three-well package in Reeves County.
Capital Investments. Total capital investments, excluding non-budgeted acquisitions and leasehold expenditures, were $218 million. The Company turned-in-line ("TIL") 21 wells during the quarter, higher than forecast related to completions efficiencies on the W. Glasscock package. Investments included $185 million for drilling and completions, $17 million in infrastructure investments (including Vital Midstream Services), $9 million in other capitalized costs and $7 million in land, exploration and data related costs.
Operating Expenses. Lease operating expenses ("LOE") during the period were $9.32 per BOE. Higher LOE was primarily related to expenses for chemicals and water disposal on recently acquired properties in the Delaware Basin that were higher during the integration period.
General and Administrative Expenses. General and administrative expenses, excluding long-term incentive plan ("LTIP") and transaction expenses, for first-quarter 2024 were $2.11 per BOE. Cash LTIP expenses were $0.17 per BOE and reflected the increase in Vital Energy's common stock during the first quarter. Non-cash LTIP expenses were $0.28 per BOE.
Liquidity. At March 31, 2024, the Company had $265 million drawn on its $1.25 billion senior secured credit facility and cash and cash equivalents of $423 million, which included proceeds from the issuance of senior unsecured notes due 2032 in first-quarter 2024. At May 3, 2024, $215 million was drawn on the senior secured credit facility and the Company had $72 million of cash and cash equivalents, subsequent to the redemption of and tender offers for senior unsecured notes due 2028 and 2030.
As of May 8, 2024, through the regular semi-annual redetermination process, the Company's lenders have reaffirmed the senior secured credit facility's $1.5 billion borrowing base and increased the elected commitment to $1.35 billion from $1.25 billion.
2024 Outlook
Production. The Company reiterated its full-year 2024 total and oil production guidance of 116.5 - 121.5 MBOE/d and 55.0 - 59.0 MBO/d, respectively. Production is expected to be weighted to the first half of the year as approximately 60% of expected TIL's are scheduled for the first half of 2024.

Capital Investments. Full-year 2024 capital investments guidance is unchanged at $750 - $850 million, with development activity moderating in the second-half of the year.
Operating Expenses. LOE for full-year 2024 is expected to average $8.85 per BOE, benefiting, beginning in the second-quarter 2024, from lower chemical and water disposal costs on recently acquired properties. LOE is expected to average $8.50 per BOE in the second half of 2024 through improved chemical management across both basins, further centralizing surface investments and increased use of a Vital Energy-owned water system.
Second-Quarter 2024 Guidance
During the second quarter of 2024, Vital Energy plans to operate four drilling rigs and two completions crews, and TIL 24 wells. The table below reflects the Company's guidance for production and capital investments for second-quarter 2024.

2Q-24E
Total production (MBOE/d)	122.0 - 126.0
Oil production (MBO/d)	56.0 - 60.0
Capital investments, excluding non-budgeted acquisitions ($ MM)	$225 - $250
The table below reflects the Company's guidance for select revenue and expense items for second-quarter 2024.

2Q-24E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	102%
NGL (% of WTI)	16%
Natural gas (% of Henry Hub)	(3)%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	$(25)
NGL	$(1)
Natural gas	$18

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$8.90
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.30%
Oil transportation and marketing expenses ($/BOE)	$1.00
Gas gathering, processing and transportation expenses ($/BOE)	$0.35
General and administrative expenses (excluding LTIP and transaction expenses, $/BOE)	$1.95
General and administrative expenses (LTIP cash, $/BOE)	$0.10
General and administrative expenses (LTIP non-cash, $/BOE)	$0.30
Depletion, depreciation and amortization ($/BOE)	$14.75
Conference Call Details
Vital Energy plans to host a conference call at 7:30 a.m. CT on Thursday, May 9, 2024, to discuss its first-quarter 2024 financial and operating results and management's outlook. Supplemental slides will be posted to the Company's website. Interested parties are invited to listen to the call via the Company's website at www.vitalenergy.com, under the tab for "Investor Relations | News & Presentations | Upcoming Events." Portfolio

managers and analysts who would like to participate should dial 800.715.9871, using conference code 5520992. A replay will be available following the call via the website.
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+") and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the "IRA"), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, technological innovations and scientific developments, physical and transition risks associated with climate change, increased attention to ESG and sustainability-related matters, risks related to our public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential "greenwashing," i.e., misleading information or false claims overstating potential sustainability-related benefits, risks regarding potentially conflicting anti-ESG initiatives from certain U.S. state or other governments, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report") and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy's website at www.vitalenergy.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted Free Cash Flow, Adjusted Net Income and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Vital Energy, Inc.
Selected operating data

	Three months ended March 31,
	2024	2023
	(unaudited)
Sales volumes:
Oil (MBbl)	5,327	3,467
NGL (MBbl)	2,934	1,849
Natural gas (MMcf)	18,534	11,529
Oil equivalent (MBOE)(1)(2)	11,349	7,237
Average daily oil equivalent sales volumes (BOE/d)(2)	124,719	80,416
Average daily oil sales volumes (Bbl/d)(2)	58,534	38,522
Average sales prices(2):
Oil ($/Bbl)(3)	$78.06	$76.94
NGL ($/Bbl)(3)	$16.05	$17.85
Natural gas ($/Mcf)(3)	$0.98	$1.57
Average sales price ($/BOE)(3)	$42.39	$43.91
Oil, with commodity derivatives ($/Bbl)(4)	$74.95	$76.82
NGL, with commodity derivatives ($/Bbl)(4)	$15.92	$17.85
Natural gas, with commodity derivatives ($/Mcf)(4)	$1.41	$1.45
Average sales price, with commodity derivatives ($/BOE)(4)	$41.60	$43.67
Selected average costs and expenses per BOE sold(2):
Lease operating expenses	$9.32	$6.93
Production and ad valorem taxes	2.70	2.84
Oil transportation and marketing expenses	0.87	1.51
Gas gathering, processing and transportation expenses	0.21	—
General and administrative (excluding LTIP and transaction expenses)	2.11	3.02
Total selected operating expenses	$15.21	$14.30
General and administrative (LTIP):
LTIP cash	$0.17	$0.13
LTIP non-cash	$0.28	$0.31
General and administrative (transaction expenses)	$0.03	$0.12
Depletion, depreciation and amortization	$14.64	$11.99
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts and may not recalculate using the rounded numbers presented in the table above.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods.

Vital Energy, Inc.
Consolidated balance sheets

(in thousands, except share data)	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$423,325	$14,061
Accounts receivable, net	290,248	238,773
Derivatives	7,929	99,336
Other current assets	24,395	18,749
Total current assets	745,897	370,919
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	12,100,933	11,799,155
Unevaluated properties not being depleted	190,387	195,457
Less: accumulated depletion and impairment	(7,925,773)	(7,764,697)
Oil and natural gas properties, net	4,365,547	4,229,915
Midstream and other fixed assets, net	130,918	130,293
Property and equipment, net	4,496,465	4,360,208
Derivatives	34,898	51,071
Operating lease right-of-use assets	144,667	144,900
Deferred income taxes	205,760	188,836
Other noncurrent assets, net	34,214	33,647
Total assets	$5,661,901	$5,149,581
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$150,756	$159,892
Accrued capital expenditures	108,546	91,937
Undistributed revenue and royalties	181,442	194,307
Derivatives	35,567	—
Operating lease liabilities	75,122	70,651
Other current liabilities	57,902	78,802
Total current liabilities	609,335	595,589
Long-term debt, net	2,097,044	1,609,424
Asset retirement obligations	83,039	81,680
Operating lease liabilities	66,791	71,343
Other noncurrent liabilities	6,888	6,288
Total liabilities	2,863,097	2,364,324
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, and 1,575,376 and 595,104 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	16	6
Common stock, $0.01 par value, 80,000,000 shares authorized, and 36,660,995 and 35,413,551 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	367	354
Additional paid-in capital	3,813,430	3,733,775
Accumulated deficit	(1,015,009)	(948,878)
Total stockholders' equity	2,798,804	2,785,257
Total liabilities and stockholders' equity	$5,661,901	$5,149,581

Vital Energy, Inc.
Consolidated statements of operations

	Three months ended March 31,
(in thousands, except per share data)	2024	2023
	(unaudited)
Revenues:
Oil sales	$415,784	$266,731
NGL sales	47,075	33,006
Natural gas sales	18,245	18,074
Sales of purchased oil	—	13,851
Other operating revenues	1,235	845
Total revenues	482,339	332,507
Costs and expenses:
Lease operating expenses	105,728	50,181
Production and ad valorem taxes	30,614	20,531
Oil transportation and marketing expenses	9,833	10,915
Gas gathering, processing and transportation expenses	2,376	—
Costs of purchased oil	—	14,167
General and administrative	29,356	25,930
Depletion, depreciation and amortization	166,107	86,779
Other operating expenses, net	1,018	1,484
Total costs and expenses	345,032	209,987
Gain on disposal of assets, net	130	237
Operating income	137,437	122,757
Non-operating income (expense):
Gain (loss) on derivatives, net	(152,147)	20,490
Interest expense	(43,421)	(28,554)
Loss on extinguishment of debt, net	(25,814)	—
Other income, net	2,065	854
Total non-operating expense, net	(219,317)	(7,210)
Income (loss) before income taxes	(81,880)	115,547
Income tax benefit (expense)	15,749	(1,607)
Net income (loss)	(66,131)	113,940
Preferred stock dividends	(349)	—
Net income (loss) available to common stockholders	$(66,480)	$113,940
Net income (loss) per common share:
Basic	$(1.87)	$6.93
Diluted	$(1.87)	$6.89
Weighted-average common shares outstanding:
Basic	35,566	16,431
Diluted	35,566	16,545

Vital Energy, Inc.
Consolidated statements of cash flows

	Three months ended March 31,
(in thousands)	2024	2023
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$(66,131)	$113,940
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-settled equity-based compensation, net	3,501	2,572
Depletion, depreciation and amortization	166,107	86,779
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	152,147	(20,490)
Settlements paid for matured derivatives, net	(9,000)	(2,343)
Loss on extinguishment of debt, net	25,814	—
Deferred income tax (benefit) expense	(16,924)	276
Other, net	5,402	2,147
Changes in operating assets and liabilities:
Accounts receivable, net	(51,475)	13,961
Other current assets	(5,646)	(7,464)
Other noncurrent assets, net	(357)	2,345
Accounts payable and accrued liabilities	(9,064)	(10,693)
Undistributed revenue and royalties	(12,865)	(11,825)
Other current liabilities	(21,347)	(48,650)
Other noncurrent liabilities	(1,572)	(4,430)
Net cash provided by operating activities	158,590	116,125
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	(4,380)	—
Capital expenditures:
Oil and natural gas properties	(195,372)	(165,042)
Midstream and other fixed assets	(5,085)	(2,771)
Proceeds from dispositions of capital assets, net of selling costs	125	2,175
Other, net	(952)	2,035
Net cash used in investing activities	(205,664)	(163,603)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	130,000	95,000
Payments on Senior Secured Credit Facility	—	(45,000)
Issuance of senior unsecured notes	800,000	—
Extinguishment of debt	(453,518)	—
Stock exchanged for tax withholding	(3,411)	(2,459)
Payments for debt issuance costs	(15,721)	—
Other, net	(1,012)	(492)
Net cash provided by financing activities	456,338	47,049
Net increase (decrease) in cash, cash equivalents and restricted cash	409,264	(429)
Cash, cash equivalents and restricted cash, beginning of period	14,061	44,435
Cash, cash equivalents and restricted cash, end of period	$423,325	$44,006

Vital Energy, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted Net Income and Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2024	2023
	(unaudited)
Net cash provided by operating activities	$158,590	$116,125
Less:
Net changes in operating assets and liabilities	(102,326)	(66,756)
General and administrative (transaction expenses)	(332)	(861)
Cash flows from operating activities before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions	261,248	183,742
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	213,265	184,114
Midstream and other fixed assets(1)	4,635	3,530
Total capital investments, excluding non-budgeted acquisition costs	217,900	187,644
Adjusted Free Cash Flow (non-GAAP)	$43,348	$(3,902)
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, organizational restructuring expenses, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands, except per share data)	2024	2023
	(unaudited)
Net income (loss)	$(66,131)	$113,940
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	152,147	(20,490)
Settlements paid for matured derivatives, net	(9,000)	(1,763)
Settlements received for contingent consideration	—	1,455
Gain on disposal of assets, net	(130)	(237)
Loss on extinguishment of debt, net	25,814	—
Income tax (benefit) expense	(15,749)	1,607
General and administrative (transaction expenses)	332	861
Adjusted income before adjusted income tax expense	87,283	95,373
Adjusted income tax expense(1)	(19,202)	(20,982)
Adjusted Net Income (non-GAAP)	$68,081	$74,391
Net income (loss) per common share:
Basic	$(1.87)	$6.93
Diluted	$(1.87)	$6.89
Adjusted Net Income per common share:
Basic	$1.91	$4.53
Diluted	$1.91	$4.50
Adjusted diluted	$1.84	$4.50
Weighted-average common shares outstanding:
Basic	35,566	16,431
Diluted	35,566	16,545
Adjusted diluted	36,922	16,545
_______________________________________________________________________________
(1)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended March 31, 2024 and 2023.

Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, organizational restructuring expenses, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:

•is used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and
•is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2023 Annual Report for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility, as filed with the SEC on September 13, 2023.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2024	2023
	(unaudited)
Net income (loss)	$(66,131)	$113,940
Plus:
Share-settled equity-based compensation, net	3,501	2,572
Depletion, depreciation and amortization	166,107	86,779
(Gain) on disposal of assets, net	(130)	(237)
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	152,147	(20,490)
Settlements paid for matured derivatives, net	(9,000)	(1,763)
Settlements received for contingent consideration	—	1,455
Accretion expense	1,020	899
Interest expense	43,421	28,554
Loss extinguishment of debt, net	25,814	—
Income tax (benefit) expense	(15,749)	1,607
General and administrative (transaction expenses)	332	861
Consolidated EBITDAX (non-GAAP)	$301,332	$214,177

The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended March 31,
(in thousands)	2024	2023
	(unaudited)
Net cash provided by operating activities	$158,590	$116,125
Plus:
Interest expense	43,421	28,554
Current income tax expense	1,175	1,331
Net changes in operating assets and liabilities	102,326	66,756
General and administrative (transaction expenses)	332	861
Settlements received for contingent consideration	—	1,455
Other, net	(4,512)	(905)
Consolidated EBITDAX (non-GAAP)	$301,332	$214,177

Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com